                                                                   EXHIBIT 10(S)

                           STOCK PURCHASE AGREEMENT


     THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into as of the 1st day of November, 1997, by and between the following:

          EMB CORPORATION, a Hawaii corporation (hereinafter "EMB");

          LINDA K. GREGG, an individual residing in Utah (hereinafter "Ms. Gregg").


                              W I T N E S S E T H
                              - - - - - - - - - -


     WHEREAS, subject to the terms and conditions of this Agreement, EMB and Ms. Gregg desire for EMB to purchase from Ms. Gregg, and for Ms. Gregg to sell to EMB one thousand 1,000 shares of capital stock of Preferred Holding Group, Incorporated, a Colorado corporation that is in process of changing its name to EMB Financial Services, Inc. (hereinafter "PHG"), which shares represent all of the issued and outstanding capital stock of PHG; and

     WHEREAS, in order to attain the benefits of integrating the operations of PHG with the operations of EMB and of obtaining continuity of the operations of PHG, EMB desires that Douglas Gregg ("Mr. Gregg"), a current significant employee of PHG, becomes an employee of EMB; and

     WHEREAS, the Board of Directors of EMB deems it desirable and in the best interests of EMB and its stockholders that EMB purchase an aggregate of one thousand 1,000 shares of PHG from Ms. Gregg in consideration of the issuance by EMB to Ms. Gregg, or nominee, of an aggregate of one hundred thousand (100,000) shares of EMB common stock, such that PHG shall become a wholly-owned subsidiary of EMB or be merged with and into EMB; and

     WHEREAS, the Board of Directors of EMB deems it desirable and in the best interests of EMB that PHG become a wholly-owned subsidiary of EMB or be merged with and into EMB; and

     WHEREAS, the Board of Directors of EMB has approved and adopted this Agreement as a plan of reorganization within the meaning, and subject to the provisions, of Section 368 and other applicable provisions of the Internal Revenue Code of 1986, as amended, as a "B" reorganization; and

     WHEREAS, Ms. Gregg has approved and adopted this Agreement as a plan of reorganization within the meaning, and subject to the provisions, of Section 368 and other applicable provisions of the Internal Revenue Code of 1986, as amended, as a "B" reorganization; and

     WHEREAS, EMB and Ms. Gregg desire to provide for certain undertakings, conditions, representations, warranties, and covenants in connection with the transactions contemplated by this Agreement; and

     WHEREAS, the Board of Directors of EMB has approved and adopted this Agreement, subject to the terms and conditions set forth herein; -

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto do hereby agree as follows:


                                   SECTION 1

                                  DEFINITIONS
                                  -----------

     1.1   "Agreement" "EMB," "Mr. Gregg," "Ms. Gregg," and "PHG "respectively,
            ---------          ----------   ----------       ---
shall have the meanings defined on the cover page and in the foregoing preamble and recitals to this Agreement.

     1.2   "Closing Date" shall mean 10:00 A.M., Pacific Daylight Savings Time,
            ------------
November 1, 1997, at the offices of Arter & Hadden, 5 Park Plaza, Suite 1000, Irvine, California 92614, the date on which the parties hereto shall close the transactions contemplated herein.

     1.3   "Mr. Gregg's Employment Agreement" shall mean the Employment
            --------------------------------
Agreement between EMB and Mr. Gregg in substantially the form of Exhibit 1.3, attached hereto.

     1.4   "PHG Tax Returns" shall mean the Federal income tax returns of PHG
            ---------------
for its fiscal years ended December 31, 1989, through and including December 31, 1996, all of which are attached to the Agreement as Exhibit 1.4.


                                   SECTION 2

                 AGREEMENT FOR PURCHASE AND SALE OF PHG STOCK
                 --------------------------------------------

     2.1   Substantive Terms of the Purchase and Sale of PHG Stock.
           -------------------------------------------------------

           (a) Ms. Gregg shall sell and deliver to EMB one thousand 1,000 shares of the issued and outstanding capital stock of PHG in a form enabling EMB then and there to become the record and beneficial owner thereof;

           (b)  EMB and Mr. Gregg shall execute Mr. Gregg's Employment
     Agreement;

           (c)  Ms. Gregg shall execute her Release Agreement in the form of
     Exhibit 2.1(c) attached hereto;

           (d) Ms. Gregg, or nominee, shall execute her Investment Representation Letter in the form of Exhibit 2.1(d) attached hereto.

     2.2   Issuance of EMB Common Stock. EMB shall sell and deliver to Ms. Gregg
           ----------------------------
100,000 shares of EMB common stock pursuant to an exception from the registration require-ments of the Securities Act of 1933, as amended, and from qualification under the Colorado Business Corporation Act. The certificate representing such shares shall bear the following legend: "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"). Accordingly, no transfer of these securities or any interest therein may be made except pursuant to an effective registration statement under the Act unless the issuer has received an opinion of counsel satisfactory to it that such transfer does not require registration under the Act."


                                   SECTION 3

                     REPRESENTATIONS AND WARRANTIES OF EMB
                     -------------------------------------

     EMB, in order to induce Ms. Gregg to execute this Agreement and to consummate the transactions contemplated herein, represents and warrants to Ms. Gregg as follows:

     3.1   Organization and Qualification. EMB is a corporation duly organized,
           ------------------------------
validly existing, and in good standing under the laws of Hawaii, with all requisite power and authority to own its property and to carry on its business as it is now being conducted. EMB is duly qualified as a foreign corporation and in good standing in each jurisdiction where the ownership, lease, or operation of property or the conduct of business requires such qualification, except where the failure to be in good standing or so qualified would not have a material, adverse effect on the financial condition or business of EMB.

     3.2   Ownership of EMB. EMB is authorized to issue two classes of stock of
           ----------------
up to 30,000,000 common shares, no par value per share, and of up to 5,000,000 preferred shares, no par value per share.

     3.3   Authorization and Validity. EMB has the requisite power and is duly
           --------------------------
authorized to execute and deliver and to carry out the terms of this Agreement. The board of directors and stockholders of EMB have taken all action required by law, its Articles of Incorporation and Bylaws, or otherwise to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, subject to the satisfaction or waiver of the conditions precedent set forth in Section 8 of this Agreement. Assuming this Agreement has been approved by all action necessary on the part of Ms. Gregg, this Agreement is a valid and binding agreement of EMB.

     3.4   No Defaults. EMB is not in default under or in violation of any
           -----------
provision of its Articles of Incorporation or Bylaws. EMB is not in default under or in violation of any material provision of any indenture, mortgage, deed of trust, lease, loan agreement, or other agreement or instrument to which it is a party or by which it is bound or to which any of its is subject, if such default would have a material, adverse effect on the financial condition or business of EMB. EMB is not in violation of any statute, law, ordinance, order, judgment, rule, regulation, permit, franchise, or other approval or authorization of any court or governmental agency or body having jurisdiction over it or any of its properties which, if enforced, would have a material, adverse effect on the financial condition or business of EMB. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated herein, will conflict with or result in a breach of or constitute a default under any of the foregoing or result in the creation of any lien, mortgage, pledge, charge, or encumbrance upon any asset of EMB and no consents or waivers thereunder are required to be obtained in connection therewith in order to consummate the transactions contemplated by this Agreement.

     3.5   Proprietary Rights. EMB owns or is duly licensed to use such
           ------------------
trademarks and copyrights as are necessary to conduct its business as presently conducted. The conduct of business by EMB does not infringe upon the trademarks or copyrights of any third party, if such infringement would have a material, adverse effect upon the financial condition or business of EMB.

     3.6   Books of Account and Reports; Internal Controls.
           -----------------------------------------------

           (a) The books of account of EMB accurately reflect in all material respects all of its items of income and expense, all of its assets, liabilities, and accruals, and are prepared and maintained in form and substance adequate for preparing audited financial statements, in accordance with generally accepted accounting procedures as historically and consistently applied by EMB. EMB has accurately prepared and filed all reports required by any law or regulation to be filed by it, and it has duly paid or accrued on its books of account all applicable duties and charges due (or assessed against it) pursuant to such reports, none of which is delinquent.

           (b) EMB has devised and maintained a system of internal accounting controls sufficient to provide reasonable assurances that transactions are recorded as necessary (i) to permit preparation of financial statements in conformity with generally accepted accounting principles and (ii) to maintain accountability for assets and expenses.

     3.7   Litigation. There are no actions, suits, proceedings, orders,
           ----------
investigations, or claims pending or, to the knowledge of EMB threatened against or affecting EMB at law or in equity, or before or by any governmental department, commission, board, bureau, agency, or instrumentality, which, if adversely determined, would materially and adversely affect the financial condition of EMB, or Which seek to prohibit, restrict, or delay the consummation of the transactions contemplated hereby. EMB is not operating under or subject to, or in default with respect to, any order, writ, injunction, or decree of any court or federal, state, municipal, or other governmental department, commission, board, agency, or instrumentality.

     3.8   Insurance. EMB has insurance against losses or damages and other
           ---------
risks in amounts and of a character usually insured against by companies in the same or similar business.

     3.9   Documents. The copies of all agreements and other instruments that
           ---------
have been delivered by EMB to Ms. Gregg are true, correct, and complete copies of such agreements and instruments and include all amendments thereto.

     3.10  Disclosure. The representations and warranties made by EMB herein and
           ----------
in any schedule, statement, certificate, or document furnished or to be furnished by EMB to Ms. Gregg pursuant to the provisions hereof or in connection with the transactions contemplated hereby, taken as a whole, do not and will not as of their respective dates contain any untrue statements of a material fact, or omit to state a material fact necessary to make the statements made not misleading.


                                   SECTION 4

                  REPRESENTATIONS AND WARRANTIES OF MS. GREGG
                  -------------------------------------------

     Ms. Gregg, in order to induce EMB to execute this Agreement and to consummate the transactions contemplated herein, represents and warrants to EMB as follows:

     4.1   Organization and Qualification. PHG is a corporation duly organized,
           ------------------------------
validly existing, and in goad standing under the laws of the state of Colorado with all requisite power and authority to own its property and assets and to carry on its business as it is now being conducted. PHG is qualified as a foreign corporation and is in good standing in each jurisdiction where the ownership, lease, or operation of property or the conduct of its business requires such qualification except where the failure to be in good standing or so qualified would not have a material, adverse effect on the financial condition and business of PHG.

     4.2   Ownership of PHG. PHG is authorized to issue one class of stock of up
           ----------------
to 1,000 shares, no par value per share. At the date hereof, of such authorized shares, 1,000 shares have been validly issued and are outstanding, fully paid, and non-assessable, all of which are owned of record and beneficially by Ms. Gregg. There are no options, warrants, or other securities exercisable or convertible into or any calls, commitments, or agreements of any kind relating to any unissued equity securities of PHG.

     4.3   Validity. Ms. Gregg has the requisite power to execute and deliver
           --------
and to carry out the terms of this Agreement. Assuming this Agreement has been approved by all action necessary on the part of EMB, this Agreement is a valid and binding agreement of Ms. Gregg.

     4.4   Conduct and Transactions of PHG. During its current fiscal year, PHG
           -------------------------------
conducted its operations in the ordinary course of business, consistent with past practice and used its best efforts to maintain and preserve its properties, key employees, and relationships with customers and suppliers. Without limiting the foregoing, during such period PHG did not without the prior written consent of EMB:

           (a) Incur any liabilities except to maintain its facilities and assets in the ordinary course of its business;

           (b) Declare or pay any dividends on any shares of capital stock or make any other distribution of assets to the holders thereof;

           (c) Issue, reissue, or sell, or issue options or rights to subscribe to, or enter into any contract or commitment to issue, reissue, or sell, any shares of capital stock or acquire or agree to acquire any shares of capital stock;

           (d) Amend its Articles of Incorporation (with the exception of such amendment as is necessary for PHG to change its name to EMB Financial Services, Inc.) or Bylaws or merge or consolidate with or into any other corporation or sell all or substantially all of its assets or change in any manner the rights of its capital stock or other securities;

           (e) Pay or incur any obligation or liability, direct or contingent, except in the ordinary course of its business;

           (f) Incur any indebtedness for borrowed money, assume, guarantee, endorse, or otherwise become responsible for obligations of any other party, or make loans or advances to any other party except in the ordinary course of its business;

           (g) Increase in any manner the compensation, direct or indirect, of any of its officers or executive employees, except as otherwise disclosed in Exhibit 4.4(g), hereto; or

           (h) Make any capital expenditures except in the ordinary course of its business.

     4.5   Compensation Due Employees. PHG will not have any outstanding
           --------------------------
liability for payment of wages, payroll taxes, vacation pay (whether accrued or otherwise), salaries, bonuses, pensions, contributions under any employee benefit plans or other compensation, current or deferred, under any labor or employment contracts, whether oral or written, based upon or accruing in respect of those services of employees of PHG that have been performed prior to the Closing Date, except as specified on Exhibit 4.6 hereto. On the Closing Date, PHG will not have any unfunded, contingent, or other liability under any defined benefits plan or any other retirement or retirement-type plan, whether such plan(s) are to continue or are thereupon terminated, except for the normal on-going obligations for future contributions under such plan(s) not related, generally or specifically, to the termination of such plan(s) or except as specified on Exhibit 4.5 hereto.

     4.6   Union Agreements and Employment Agreements. PHG is not a party to any
           ------------------------------------------
union agreement or any organized labor dispute. PHG does not have any written or verbal employment agreements with any of its employees.

     4.7   Contracts and Leases. Except as listed in Exhibit 4.7 hereto, PHG is
           --------------------
not a party to any written or oral leases, commitments, or any other agreements. On the Closing Date, PHG shall have paid or performed in all material respects all obligations required to be paid or performed by it to such date and will not be in default under any document, contract, agreement, lease, or other commitment to which it is a party.

     4.8   Insurance. PHG does not have insurance against losses or damages and
           ---------
other risks in amounts and of a character usually insured against by companies in the same or similar business.

     4.9   Liabilities. PHG does not have any liabilities.
           -----------

     4.10  Proprietary Rights. PHG owns or is duly licensed to use such
           ------------------
trademarks and copyrights as are necessary to conduct its business as presently conducted. The conduct of business by PHG does not infringe upon the trademarks or copyrights of any third party, if such infringement would have a material, adverse effect upon the financial condition or business of PHG.

     4.11  Internal Controls.
           -----------------

           (a) There have been no transactions except in accordance with management's general or specific authorization.

           (b) PHG has devised and maintained a system of internal accounting controls sufficient to provide reasonable assurances that transactions are recorded as necessary (i) to permit preparation of financial statements in conformity with generally accepted accounting principles and (ii) to maintain accountability for assets and expenses.

     4.12  Contracts and Agreements. PHG is not a party to any material
           ------------------------
contracts or agreements in respect of the operation of its business.

     4.13  Minute Books. The minute books of PHG contain true, complete, and
           ------------
accurate records of all meetings and other corporate actions of its shareholders and Board of Directors, and true and accurate copies thereof have been delivered to counsel for EMB. The signatures appearing on all documents contained therein are the true signatures of the persons purporting to have signed the same.

     4.14  Litigation. Except as set forth in Exhibit 4.14, there are no
           ----------
actions, suits, proceedings, orders, investigations, or claims (whether or not purportedly on behalf of PHG) pending against or affecting PHG at law or in equity or before or by any federal, state, municipal, or other governmental department, commission, board, agency, or instrumentality, domestic or foreign, nor has any such action, suit, proceeding, or investigation been pending or threatened in writing during the 12-month period preceding the date hereof, which, if adversely determined, would materially and adversely affect the financial condition of PHG or which seeks to prohibit, restrict, or delay the consummation of the stock sale contemplated hereby. PHG is not operating under or subject to, or in default with respect to, any order, writ, injunction, or decree of any court or federal, state, municipal, or other governmental department, commission, board, agency, or instrumentality.

     4.15  Taxes. At the Closing Date, all tax returns required to be filed with
           -----
respect to the operations or assets of PHG prior to Closing Date shall have been correctly prepared in all material respects and, with the exception of the Company's Federal income tax return for its fiscal year ended December 31,1997, timely filed, and all taxes required to be paid in respect of the periods covered by such returns shall have been paid in full or adequate reserves have been established for the payment of such taxes. Except as set forth in Exhibit 4.15, as of the Closing Date, PHG shall not have requested any extension of time within which to file any tax returns, and all known deficiencies for any tax, assessment, or governmental charge or duty shall have been paid in full or adequate reserves have been established for the payment of such taxes. The PHG Tax Returns are true and complete in all material respects. No audits by federal or state authorities are currently pending or threatened.

     4.16  No Defaults. PHG is not in default under or in violation of any
           -----------
provision of its Articles of Incorporation or Bylaws. PHG is not in default under or in violation of any material provision of any material indenture, mortgage, deed of trust, lease, loan agreement, or other agreement or instrument to which it is a party or by which it is bound, or to which any of its properties is subject, if such default would have a material, adverse effect on the financial condition or business of PHG. PHG is not in violation of any statute, law, ordinance, order, judgment, rule, regulation, permit, franchise, or other approval or authorization of any court or governmental agency or body having jurisdiction over it or any of its property which, if enforced, would have a material, adverse effect on the financial condition or business of PHG. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated herein, will conflict with or result in a breach of or constitute a default under any of the foregoing or result in the creation of any lien, mortgage, pledge, charge, or encumbrance upon any asset of PHG and no consents or waivers thereunder are required to be obtained in connection therewith in order to consummate the transactions contemplated by this Agreement, except for the agreements so indicated on Exhibit 4.16.

     4.17  Material Change. Except as disclosed on Exhibit 4.17, there has been
           ---------------
no material change in the condition, financial or otherwise, of PHG as shown in the PHG Tax Returns, except changes occurring in the ordinary course of business, which changes have not materially, adversely affected its organization, business, properties, or financial condition taken.

     4.18 Documents. The copies of all agreements and other instruments that
          ---------
have been delivered by PHG to EMB are true, correct, and complete copies of such agreements and instruments and include all amendments thereto.

     4.19  Disclosure. The representations and warranties made by Ms. Gregg
           ----------
herein and in any schedule, statement, certificate, or document furnished or to be furnished by PHG and/or Ms. Gregg to EMB pursuant to the provisions hereof or in connection with the transactions contemplated hereby taken as a whole do not and will not as of their respective dates contain any untrue statements of a material fact, or omit to state a material fact necessary to make the statements made not misleading.

                                   SECTION 5

                         INVESTIGATION; PRESS RELEASE
                         ----------------------------

     5.1   Investigation.
           -------------

           (a) EMB acknowledges that it has made an investigation of PHG during the period from on or about July 15, 1997, through the Closing Date, to confirm, among other things, the assets, liabilities, and status of business of PHG and its cash position, accounts receivable, liabilities, and mortgages in process. In the event of termination of this Agreement, EMB will deliver to Ms. Gregg all documents, work papers, and other materials and all copies thereof obtained by EMB, or on its behalf, from PHG or Ms. Gregg, whether obtained before or after the execution hereof, will not use, directly or indirectly, any confidential information obtained from PHG or Ms. Gregg hereunder or in connection herewith, and will keep all such information confidential and not used in any way detrimental to PHG or Ms. Gregg except to the extent the same is publicly disclosed by PHG or Ms. Gregg.

           (b) Ms. Gregg and Mr. Gregg, jointly and severally, acknowledge that each has made an investigation of EMB during the period from on or about July 15, 1997, through the Closing Date, which has included, among other things, the opportunity of discussions with executive officers of EMB, and its accountants, investment bankers, and counsel. In the event of termination of this Agreement, Ms. Gregg will deliver to EMB all documents, work papers, and other materials and all copies thereof obtained by her, or on her behalf, from EMB, whether obtained before or after the execution hereof and will not use, directly or indirectly, any confidential information obtained from EMB hereunder or in connection herewith, and will keep all such information confidential and not used in any way detrimental to EMB, except to the extent the same is publicly disclosed by EMB.

           (c) Except in the event that any party hereto discovers in the course of her or its respective investigation any breach of a representation or warranty by the other party hereto and does not disclose it to such other party prior to the Closing Date, no investigation pursuant to this Section 5.1 shall affect or be deemed to modify any representation or warranty made by any party hereto.

     5.2   Press Release. EMB and Ms. Gregg shall agree with each other as to
           -------------
the form and substance of any press releases and the filing of any documents with any federal or state agency related to this Agreement and the transactions contemplated hereby and shall consult with each other as to the form and substance of other public disclosures related thereto; provided, however, that nothing contained herein shall prohibit either party from making any disclosure that her or its counsel deems necessary.

                                   SECTION 6

                                   BROKERAGE
                                   ---------

     6.1   Brokers and Finders. Neither EMB, PHG, any of their respective
           -------------------
officers, directors, employees, or agents, nor Ms. Gregg has employed any broker, finder, or financial advisor or incurred any liability for any fee or commissions in connection with initiating the transactions contemplated herein. Each party hereto agrees to indemnify and hold the other party harmless against or in respect of any commissions, finder's fees, or brokerage fees incurred or alleged to have been incurred with respect to initiating the transactions contemplated herein as a result of any action of the indemnifying party.


                                   SECTION 7

                      CLOSING AGREEMENTS AND POST-CLOSING
                      -----------------------------------

     7.1   Closing Agreements. On the Closing Date, the following activities
           ------------------
shall occur, the following agreements shall be executed and delivered, and the respective parties thereto shall have performed all acts that are required by the terms of such activities and agreements to have been performed simultaneously with the execution and delivery thereof as of the Closing Date:

           (a) Ms. Gregg shall have executed and delivered documents to EMB sufficient then and there to transfer record and beneficial ownership of the 1,000 issued and outstanding capital stock of PHG to EMB;

           (b) EMB and Mr. Gregg shall have executed and delivered Mr. Gregg's Employment Agreement;

           (c)  Ms. Gregg shall have executed and delivered her Release
     Agreement;

           (d) Ms. Gregg shall have executed her Investment Representation Letter; and

           (e) EMB shall have delivered 100,000 shares of EMB common stock to Ms. Gregg, or nominee.

     7.2   PHG as a Subsidiary of EMB. Ms. Gregg acknowledges that, immediately
           --------------------------
following the Closing Date, PHG will become a wholly-owned subsidiary of EMB or be merged with and into EMB.

                                   SECTION 8

              CONDITIONS PRECEDENT TO EMB'S OBLIGATIONS TO CLOSE
              --------------------------------------------------

     The obligations of EMB to consummate this Agreement are subject to satisfaction on or prior to the Closing Date of the following conditions:

     8.1   Representations and Warranties. The representations and warranties of
           ------------------------------
Ms. Gregg contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, and Ms. Gregg shall have performed in all material respects all of her obligations hereunder theretofore to be performed.

     8.2   Other. The joint conditions precedent in Section 10 hereof shall have
           -----
been satisfied and all documents required for Closing shall be acceptable to EMB's counsel.


                                   SECTION 9

           CONDITIONS PRECEDENT TO MS. GREGG'S OBLIGATIONS TO CLOSE
           --------------------------------------------------------

     The obligation of Ms. Gregg to consummate this Agreement is subject to the satisfaction on or prior to the Closing Date of the following conditions:

     9.1   Representations and Warranties. The representations and warranties of
           ------------------------------
EMB contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, and EMB shall have performed in all material respects all of its obligations hereunder theretofore to be performed.

     9.2   Resolutions. EMB shall have furnished Ms. Gregg with a certified copy
           -----------
of its resolutions duly adopted by its board of directors approving this Agreement and the transactions contemplated hereby.

     9.3   Other. The joint conditions precedent in Section 10 hereof shall have
           -----
been satisfied.


                                  SECTION 10

                          JOINT CONDITIONS PRECEDENT
                          --------------------------

     The obligations of EMB and Ms. Gregg to consummate this Agreement shall be subject to satisfaction or waiver in writing by all parties of each and all of the following additional conditions precedent at or prior to the Closing Date:

     10.1  Other Agreements. All of the agreements contemplated by Section 7.1
           ----------------
 of this Agreement shall have been executed and delivered, and all acts required to be performed thereunder as of the Closing Date shall have been duly performed.

     10.2  Absence of Litigation. At the Closing Date, there shall be no action,
           ---------------------
suit, or proceeding pending or threatened against any of the parties hereto by any person, governmental agency, or subdivision thereof, nor shall there be pending or threatened any action in any court or administrative tribunal, which would have the effect of inhibiting the consummation of the transactions contemplated herein.


                                  SECTION 11

                                INDEMNIFICATION
                                ---------------

     11.1 Subject to the limitations set forth in this Section 11, Ms. Gregg shall indemnify and hold EMB harmless from and against the following (herein called "Her Indemnified Obligations"):

           (a) any and all liabilities, losses, damages, claims, costs, and expenses of PHG of any nature, whether absolute, contingent, or otherwise, existing at the Closing Date or arising out of any state of facts, occurrence, or omission prior to the Closing Date to the extent not disclosed in this Agreement or in any exhibits thereto, unless incurred in connection with the transactions contemplated by this Agreement or in the ordinary course of business of PHG during its current fiscal year; and

           (b) any and all damage or deficiency resulting from any misrepresentation, breach of any warranty, or nonfulfillment of any agreement on the part of Ms. Gregg contained in this Agreement or in any statement or certificate furnished or to be furnished to EMB pursuant hereto or in connection with the transactions contemplated hereby; and

           (c) any and all actions, suits, proceedings, demands, assessments, or judgments, costs and expenses incident to any of the foregoing.

The liability of Ms. Gregg for Her Indemnified Obligations shall be subject to the following limitations:

                (i) Ms. Gregg shall not be liable for Her Indemnified Obligations unless she has received written notice of a claim asserted under Section 11.1 hereof on or before the expiration of the 24th month following the Closing Date.

                (ii) No such claim shall be asserted unless the aggregate of all claims for Her Indemnified Obligations shall exceed $10,000.

     11.2 EMB shall promptly give written notice to Ms. Gregg after EMB has knowledge of any claim against Ms. Gregg as to which recovery may be sought against her because of the indemnity set forth in Section 11.1 hereunder, or of the commencement of any legal proceedings against EMB and/or PHG as to such claim after EMB has knowledge of such proceedings, whichever shall first occur, and shall permit Ms. Gregg to assume the defense of any such claim or any litigation resulting from such claim. Failure by Ms. Gregg to notify EMB of her election to defend any such action within 30 days after notice thereof shall have been given to Ms. Gregg shall be deemed a waiver by Ms. Gregg of her right to defend such action. If Ms. Gregg assumes the defense of any such claim or litigation resulting therefrom, the obligations of Ms. Gregg hereunder as to such claim shall be limited to taking all steps necessary in the defense or settlement of such claim or litigation resulting therefrom and to holding EMB and PHG harmless from and against any and all losses, damages, and liabilities caused by or arising out of any settlement approved by Ms. Gregg or any judgment in connection with such claim or litigation resulting therefrom. Ms. Gregg shall not, in the defense of such claim or any litigation resulting therefrom, consent to entry of any judgment except with the written consent of EMB and PHG, nor shall Ms. Gregg enter into any settlement (except with the written consent of EMB and PHG) which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to EMB and PHG of a release from all liability in respect of such claim or litigation.

     11.3 If Ms. Gregg shall not assume the defense of any such claim or litigation resulting therefrom, EMB and PHG (the "Defending Entities") may defend against such claim or litigation in such manner as they may deem appropriate and unless Ms. Gregg shall deposit with the Defending Entities a sum equivalent to the total amount demanded in such claim or litigation plus such Defending Entities' estimate of the cost of defending the same, the Defending Entities may settle such claim or litigation on such terms as they may deem appropriate, in their reasonable judgment, and Ms. Gregg shall promptly reimburse the Defending Entities for the aggregate amount of all expenses, legal or otherwise, incurred by them in connection with the defense against or settlement of such claim or litigation. If no settlement of such claim or litigation is made, Ms. Gregg shall promptly reimburse the Defending Entities for the aggregate amount of any judgment rendered with respect to such claim or in such litigation and of all expenses, legal or otherwise, incurred by the Defending Entities in the defense against such claim or litigation.

     11.4 Subject to the limitations set forth in this Section 11, EMB shall indemnify and hold Ms. Gregg harmless from and against the following (herein called "EMB's Indemnified Obligations"):

           (a) any and all damage or deficiency resulting from any misrepresentation, breach of any warranty, or nonfulfillment of any agreement on the part of EMB contained in this Agreement or in any statement or certificate furnished or to be furnished to Ms. Gregg pursuant hereto or in connection with the transactions contemplated hereby; and

           (b) any and all actions, suits, proceedings, demands, assessments, or judgments, costs and expenses incident to any of the foregoing.

The liability of EMB for EMB's Indemnified Obligations shall be subject to the following limitations:

                (i) EMB shall not be liable for EMB's Indemnified Obligations unless EMB has received written notice of a claim asserted under
           Section 11.5 hereof on or before the expiration of the 24th month following the Closing Date.

                (ii) No such claim shall be asserted unless the aggregate of all claims for EMB's Indemnified Obligations shall exceed $10,000.

     11.5 Ms. Gregg shall promptly give written notice to EMB after she has knowledge of any claim against EMB or PHG as to which recovery may be sought against EMB because of the indemnity set forth Section 11.5 hereunder, or of the commencement of any legal proceedings against Ms. Gregg as to such claim after Ms. Gregg has knowledge of such proceedings, whichever shall first occur, and shall permit EMB to assume the defense of any such claim or any litigation resulting from such claim. Failure by EMB to notify Ms. Gregg of its election to defend any such action within 30 days after notice thereof shall have been given to EMB shall be deemed a waiver by EMB of its right to defend such action. If EMB assumes the defense of any such claim or litigation resulting therefrom, the obligations of EMB hereunder as to such claim shall be limited to taking all steps necessary in the defense or settlement of such claim or litigation resulting therefrom and to holding Ms. Gregg harmless from and against any and all losses, damages, and liabilities caused by or arising out of any settlement approved by EMB or any judgment in connection with such claim or litigation resulting therefrom. EMB shall not, in the defense of such claim or any litigation resulting therefrom, consent to entry of any judgment except with the written consent of Ms. Gregg, or enter into any settlement (except with the written consent of Ms. Gregg), which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to Ms. Gregg of a release from all liability in respect of such claim or litigation.

     11.6 If EMB shall not assume the defense of any such claim or litigation resulting therefrom, Ms. Gregg may defend against such claim or litigation in such manner as she may deem appropriate and unless EMB shall deposit with Ms. Gregg a sum equivalent to the total amount demanded in such claim or litigation plus the estimate of Ms. Gregg of the cost of defending the same, Ms. Gregg may settle such claim or litigation on such terms as she may deem appropriate, in her reasonable judgment, and EMB shall promptly reimburse Ms. Gregg for the aggregate amount of all expenses, legal or otherwise, incurred by Ms. Gregg in connection with the defense against or settlement of such claim or litigation. If no settlement of such claim or litigation is made, EMB shall promptly reimburse Ms. Gregg for the aggregate amount of any judgment rendered with respect to such claim or in such litigation and of all expenses, legal or otherwise, incurred by Ms. Gregg in the defense against such claim or litigation.


                                  SECTION 12

                                CONFIDENTIALITY
                                ---------------

     12.1 Ms. Gregg acknowledges that she has, and will, acquire information and materials from PHG and EMB (the "Companies") and knowledge about the technology, business, products, strategies, customers, clients and suppliers of the Companies and that all such information, materials and knowledge acquired, are and will be trade secrets and confidential and proprietary information of the Companies (collectively, such acquired information, materials, and knowledge are hereinafter referred to as "Confidential Information"). Ms. Gregg covenants to hold such Confidential Information in strict confidence, not to disclose it to others or use it in any way, commercially or otherwise, except in connection with the transactions contemplated by this Agreement and not to allow any unauthorized person access to such Confidential Information.

     12.2 The Confidential information disclosed by the Companies to Ms. Gregg shall remain the property of the disclosing party.

     12.3 Ms. Gregg shall maintain in secrecy all Confidential Information disclosed to her by any or all of the Companies using not less than reasonable care. Ms. Gregg shall not use or disclose in any manner to any third party any Confidential Information without the express written consent of the chief executive officer of EMB unless or until the Confidential Information is:

           (a) publicly available or otherwise in the public domain; or

           (b) rightfully obtained by any third party without restriction; or

           (c) disclosed by any of the Companies without restriction pursuant to judicial action, or government regulations or other requirements.

     12.4 The obligations of Ms. Gregg under Sections 12.1, 12.2, and 12.3 of this Agreement shall expire one year from the date hereof as to Confidential Information consisting of commercial and financial information and two years from the date on which Ms. Gregg is no longer affiliated with any of the Companies, except as a shareholder thereof, as to Confidential Information consisting of technical information. For this purpose, technical information shall include without limitation all developments, inventions, innovations, designs, discoveries, trade secrets and know-how, whether or not patentable or copyrightable.

     12.5 Ms. Gregg hereby agrees that she will not intentionally bring into the premises of either or both of the Companies, or use in any way for the benefit of either or both of the companies, any confidential information that Ms. Gregg has reason to believe is or may be the trade secret or confidential information of a third party.


                                  SECTION 13

                            TERMINATION AND WAIVER
                            ----------------------

     13.1  Termination. This Agreement may be terminated and abandoned on the
           -----------
Closing Date by:

           (a)  the mutual consent in writing of the parties hereto;

           (b) the Board of Directors of EMB if the conditions precedent in Sections 8 and 10 of this Agreement have not been satisfied or waived by the Closing Date; and

           (c) Ms. Gregg if the conditions precedent in Sections 9 and 10 of this Agreement have not been satisfied or waived by the Closing Date.

           If this Agreement is terminated pursuant to Section 13.1, the parties hereto shall not have any further obligations under this Agreement, and each party shall bear all costs and expenses incurred by her or it.


                                  SECTION 14

                 NATURE AND SURVIVAL OF REPRESENTATIONS, ETC.
                 -------------------------------------------

     14.1 All statements contained in any certificate or other instrument delivered by or on behalf of EMB or Ms. Gregg pursuant to this Agreement or in connection with the transactions contemplated hereby shall be deemed representations and warranties by such party. All representations and warranties and agreements made by EMB or Ms. Gregg in this Agreement or pursuant hereto shall survive the Closing Date hereunder until the expiration of the 12th month following the Closing Date.


                                  SECTION 15

                                MISCELLANEOUS
                                -------------

     15.1  Notices. Any notices or other communications required or permitted
           -------
hereunder shall be sufficiently given if written and delivered in person or sent by registered mail, postage prepaid, addressed as follows:

           to EMB:            EMB Corporation
                              Attention: Chief Executive Officer
                              ---------
                              3200 Bristol, Eighth Floor
                              Costa Mesa, California 92626

           copy to:           Arter & Hadden
                              Attention: Randolf W. Katz, Esq.
                              ---------
                              5 Park Plaza, Suite 1000
                              Irvine, California 92614

           to Ms. Gregg:      Linda K. Gregg
                              1133 East 114S North
                              Orem, Utah 84097

or such other address as shall be furnished in writing by the appropriate person, and any such notice or communication shall be deemed to have been given as of the date so mailed.

     15.2  Time of the Essence. Time shall be of the essence of this Agreement.
           -------------------

     15.3  Costs. Each party will bear the costs and expenses incurred by it in
           -----
connection with this Agreement and the transactions contemplated hereby.

     15.4  Entire Agreement and Amendment. This Agreement and documents
           ------------------------------
delivered at the Closing Date hereunder contain the entire agreement between the parties hereto with respect to the transactions contemplated by this Agreement and supersedes all other agreements, written or oral, with respect thereto. This Agreement may be amended or modified in whole or in part, and any rights hereunder may be waived, only by an agreement in writing, duly and validly executed in the same manner as this Agreement or by the party against whom the waiver would be asserted. The waiver of any right hereunder shall be effective only with respect to the matter specifically waived and shall not act as a continuing waiver unless it so states by its terms.

     15.5  Counterparts. This Agreement may be executed in one or more
           ------------
counterparts each of which shall be deemed to constitute an original and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party.

     15.6  Governing Law. This Agreement shall be governed by, and construed and
           -------------
interpreted in accordance with, the laws of the State of California.

     15.7  Attorneys' Fees and Costs. In the event any party to this Agreement
           -------------------------
shall be required to initiate legal proceedings to enforce performance of any term or condition of this Agreement, including, but not limited to, the interpretation of any term or provision hereof, the payment of monies or the enjoining of any action prohibited hereunder, the prevailing party shall be entitled to recover such sums, in addition to any other damages or compensation received, as will reimburse the prevailing party for reasonable attorneys' fees and court costs incurred on account thereof (including, without limitation, the costs of any appeal) notwithstanding the nature of the claim or cause of action asserted by the prevailing party.

     15.8  Successors and Assigns. This Agreement shall inure to the benefit of
           ----------------------
and be binding upon the parties hereto and their respective heirs, executors, personal representatives, successors, and assigns, as the case may be.

     15.9  Access to Counsel. Each party hereto acknowledges that each has had
           -----------------
access to legal counsel of her or its own choice and has obtained such advice therefrom, if any, as such party has deemed necessary and sufficient prior to the execution hereof. Each party hereto acknowledges that the drafting of this Agreement has been a joint effort and any ambiguities or interpretative issues that may arise from and after the execution hereof shall not be decided in favor or, or against, any party hereto because the language reflecting any such ambiguities or issues may have been drafted by any specific party or her or its counsel.

     15.10 Captions. The captions appearing in this Agreement are inserted for
           --------
convenience of reference only and shall not affect the interpretation of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

EMB CORPORATION




By:  /s/ James E. Shipley
     -------------------------------
     James E. Shipley, President



____________________________________
          LINDA K. GREGG

As to paragraph 5.1(b) only:



_____________________________________
          DOUGLAS GREGG

                         TABLE OF CONTENTS TO EXHIBITS


(This Table of Contents is an Index of the Exhibits attached hereto and the Summary Description herein does not purport to constitute a complete description of the information required to be set forth in such Exhibits. Reference is made to the Stock Purchase Agreement for a detailed description of information required to be set forth in such Exhibits.)


  EXHIBIT                              SUMMARY DESCRIPTION
  -------           ------------------------------------------------------------
   1.3              Form of Mr. Gregg's Employment Agreement

   1.4              PHG Tax Returns

   2.1(c)           Form of Ms. Gregg's Release Agreement

   2.1(d)           Form of Ms. Gregg's Investment Representation Letter

   4.4(g)           Increases in compensation of officers or executive employees

   4.5              Compensation Due Employees

   4.7              Contracts and Leases

   4.14             Litigation pending or threatened

   4.15             Extensions to file Federal income tax return

   4.16             No Defaults

   4.17             Material Change

                             EMPLOYMENT AGREEMENT
                             --------------------


     AGREEMENT, dated as of the 1st day of November, 1997 (hereinafter called the "Effective Date"), by and between:

          PREFERRED HOLDING GROUP, INCORPORATED, a Colorado corporation that is in process of changing its name to EMB Financial Services, Inc. (hereinafter "PHG"), and is a wholly owned subsidiary of EMB CORPORATION, a Hawaii corporation (hereinafter "EMB"), with its offices at 1133 East 1145 North, Orem, Utah 84097; and

          DOUGLAS GREGG, a resident of 1133 East 1145 North, Orem, Utah 84097 (hereinafter the "Employee").

     1.   Employment. PHG hereby employs the Employee for the term of this
          ----------
Agreement, and the Employee hereby accepts such employment upon the terms and conditions hereinafter set forth.

     2.   Term. The term of this Agreement shall commence on the date hereof and
          ----
shall continue in effect thereafter for a period of two (2) years. This Agreement shall be renewable at the end of its term for a period to be negotiated and agreed between the parties hereto.

     3.   Compensation.
          ------------

          3.1  Salary. For all services rendered by the Employee under this
               ------
Agreement, PHG shall pay the Employee a salary at the rate of Three Thousand Five Hundred Dollars ($3,500) per month, subject to increase upon annual approvals of the Board of Directors of PHG. Salary is payable semi-monthly.

          3.2  Additional Compensation. Nothing herein shall be deemed to
               -----------------------
preclude PHG from awarding additional compensation or benefits to the Employee during the term of this Agreement, upon the approval of PHG's Board of Directors, whether in the form of raises, bonuses, additional fringe benefits, or otherwise.

          3.3  Benefits. During the term of this Agreement, the Employee shall
               --------
be entitled to receive all benefits applicable to executive officers of PHG of equal positions, as designated from time to time by PHG's Board of Directors.

     4.   Duties. During the term of this Agreement, the Employee shall be
          ------
president of PHG, shall be responsible for the operations of PHG, shall consult with, report to, and follow the guidelines and directions of the Board of Directors of PHG as such Board requires, and shall perform such duties relating to operating PHG as are required to be performed for its day-to-day operations, as well as performing such long range planning as is required in the Employee's, and such Board's, best judgment to maximize the future profitability of PHG and EMB.

     5.   Extent of Services. The Employee shall devote a sufficient quantity of
          ------------------
his working time, attention, and energies to the full performance of his duties hereunder and to the business of PHG. The Employee may devote time to personal and family investments if such investments do not conflict with his duties hereunder regarding the business of PHG.

     6.   Disclosure of Information. The Employee recognizes and acknowledges
          -------------------------
that PHG's trade secrets and proprietary processes as they may exist from time to time are valuable, special, and unique assets of their businesses, access to and knowledge of which are essential to the performance of the Employee's duties hereunder. The Employee will not, during or after the term of his employment, in whole or in part, disclose such secrets or processes to any person, firm, corporation, association, or other entity (except PHG or its corporate affiliates) for any reason or purpose whatsoever, nor shall the Employee make use of any such property for his own purposes or for the benefit of any other person, firm, corporation, or other entity (except PHG or its corporate affiliates) under any circumstances.

     7.   Covenants Not to Solicit or Interfere. For a period of one year from
          -------------------------------------
and after the termination of the Employee's employment hereunder, the Employee shall not interfere with, disrupt, or attempt to disrupt the relationship, contractual or otherwise, between PHG, or any division, subsidiary, or corporate affiliate thereof, and any customer, supplier, lessor, lessee, or employee of such company, division, subsidiary, or corporate affiliate. The term "customer," as used in this paragraph, shall mean any person, firm, or corporation that was a customer of any of such company, or any division, subsidiary, or corporate affiliate thereof, during the six-month period immediately preceding the termination of employment hereunder.

     8.   Covenant Against Competition. In the event Employee elects to engage
          ----------------------------
in other business activities unrelated to PHG's during the term of this Agreement, which activities are the same or substantially similar to the businesses of PHG or any division, subsidiary, or corporate affiliate thereof, the Employee shall advise PHG of such activities. Unless PHG shall consent to such other business activities, during the term of this Agreement the Employee shall not directly or indirectly compete with PHG or any division, subsidiary, or corporate affiliate thereof in the business of such company or any division, subsidiary, or corporate affiliate thereof whether such competition shall be as an officer, director, owner, employee, partner, or consultant. For the purposes of this Agreement, PHG's "business" shall be deemed to consist of corporate and consumer finance and related services and operations. Notwithstanding anything to the contrary set forth above, in the event the Employee elects to engage in a business competitive to such company without its consent, he may elect to do so by voluntarily terminating the obligations of PHG under this Agreement without any further obligation to PHG.

     9.   Injunctive Relief. If there is a breach or threatened breach of the
          -----------------
provisions of paragraphs 6, 7, or 8 of this Agreement, PHG be entitled immediately to obtain an injunction restraining the Employee from such breach. Nothing herein shall be construed as prohibiting PHG from pursuing any other remedies for such breach or threatened breach.

     10.  Arbitration. Except as provided in paragraph 9, above, the parties
          -----------
hereby submit all controversies, claims, and matters of difference arising as a result of this Agreement or the transactions contemplated hereby to arbitration according to the rules and practices of JAMS/Endispute from time to time in force. Such arbitration shall be conducted in Orange County, California. This submission and agreement to arbitrate shall be specifically enforceable. Arbitration may proceed in the absence of any party if written notice (pursuant to the rules and regulations of JAMS/Endispute) of the proceedings has been given to such party. The parties agree to abide by all awards rendered in such proceedings. Such awards shall be final and binding on all parties to the extent, and in the manner, provided by California statute. All awards may be filed with the Clerk of the California Superior Court for the County of Orange, California, as a basis of judgment and of the issuance of execution for its collection and, at the election of the party making such filing, with the Clerk of one or more other courts, state or federal, having jurisdiction over the party against whom such an award is rendered or his property.

     11.  Legal Cause. PHG may terminate its obligations under this Agreement
          -----------
for "legal cause" in the event PHG's Board of Directors reasonably determines that (i) the Employee has willfully and materially disregarded his duties hereunder, provided that PHG's Board of Directors has provided prior written notice to the Employee of such willful and material disregard, which is not promptly corrected by Employee and provided that any duties assigned to the Employee are consistent with this Agreement or (ii) the Employee has committed a criminal act that has materially damaged PHG or its divisions, subsidiaries, or corporate affiliates.

     12.  Notices. Any notice required or permitted to be given under this
          -------
Agreement shall be sufficient if in writing and if sent by registered or certified mail, return-receipt requested, postage prepaid, to the address indicated above.

     13.  California Law to Govern. This Agreement shall be governed by and
          ------------------------
construed and enforced in accordance with the laws of the State of California.

     14.  Assignment. This agreement is personal to the Employee and shall not
          ----------
be assigned by him. The rights and obligations of PHG under this Agreement shall inure to the benefit of and shall be binding upon the successors of PHG.

     15.  Entire Agreement. This instrument contains the entire agreement of the
          ----------------
parties hereto with respect to the transactions contemplated by this Agreement and supersedes all other agreements, written or oral, with respect thereto. This Agreement may be amended or modified in whole or in part, and any rights hereunder may be waived, only by an agreement in writing, duly and validly executed in the same manner as this Agreement or by the party against whom the waiver would be asserted. The waiver of any right hereunder shall be effective only with respect to the matter specifically waived and shall not act as a continuing waiver unless it so states by its terms.

///

///

///

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day first hereinabove written in the City of Costa Mesa, State of California.

PREFERRED HOLDING GROUP,
 INCORPORATED


                                                    /s/ Douglas Gregg
By: ________________________________        -----------------------------------
                                                       DOUGLAS GREGG


APPROVED AS TO FORM AND CONTENT

EMB CORPORATION



By: /s/ James E. Shipley
    --------------------------------
    James E. Shipley, President